Exhibit 99.1

CECO AND PMFG ANNOUNCE EARLY TERMINATION OF HART-SCOTT-RODINO

WAITING PERIOD FOR CECO’S PENDING ACQUISITION OF PMFG

Cincinnati, OH; Dallas, TX, June 12, 2015 — CECO Environmental Corp. (“CECO”) (NasdaqGM: CECE) and PMFG, Inc. (“PMFG”) (NasdaqGM: PMFG) today announced that the U.S. Federal Trade Commission (“FTC”) granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) relating to CECO’s previously announced acquisition of PMFG.

As previously announced on May 4, 2015, CECO and PMFG entered into a definitive merger agreement (the “Merger Agreement”) in which CECO will acquire all of the outstanding shares of PMFG common stock for cash and stock valued at $6.85 per share.

Termination of the HSR Act waiting period satisfies a condition to closing of the proposed transaction. The closing is also subject to approval of the stockholders of both CECO and PMFG and other customary closing conditions, including the effectiveness of CECO’s Registration Statement on Form S-4, which was initially filed with the SEC on June 9, 2015.

About CECO Environmental Corp.

CECO Environmental Corp. is a leading global environmental, energy and fluid handling technology company. Through its well-known brands, CECO Environmental Corp. provides a wide spectrum of products and services including dampers & diverters, cyclonic technology, thermal oxidizers, filtration systems, scrubbers, fluid handling equipment and plant engineered services and engineered design build fabrication. These products play a vital role in helping companies achieve exacting production standards, meeting increasing plant needs and stringent emissions control regulations around the globe. CECO Environmental Corp. globally serves a broad range of markets and industries including power, municipalities, chemical, industrial manufacturing, refining, petrochemical, metals, minerals & mining, hospitals and universities. CECO Environmental Corp. is focused on building long-term shareholder value by bringing its unique technology, portfolio and operational excellence to strategic key growth markets around the world, while maintaining the highest standards of employee development, project execution and safety leadership.

CECO Environmental Corp. is listed on NASDAQ under the ticker symbol “CECE”. For more information about CECO Environmental Corp., please visit the company’s website at www.cecoenviro.com.

Contact:

Corporate Information

Jeff Lang, Chief Executive Officer

Ed Prajzner, Chief Financial Officer

1-800-333-5475

or

Investor Relations:

Shawn Severson

The Blueshirt Group

Phone: (415) 489-2198

Email: Shawn@blueshirtgroup.com

About PMFG, Inc.

PMFG, Inc. is a leading provider of custom-engineered systems and products designed to help ensure that the delivery of energy is safe, efficient and clean. PMFG primarily serves the markets for power generation natural gas infrastructure, and petrochemical processing. Headquartered in Dallas, Texas, PMFG markets its systems and products worldwide.

PMFG, Inc. is listed on NASDAQ under the ticker symbol “PMFG.” For more information about PMFG, Inc. please visit the company’s website at www.pmfginc.com.

Contact:

Mr. Peter J. Burlage, Chief Executive Officer

Mr. Ronald L. McCrummen, Chief Financial Officer

PMFG, Inc.

Phone: (214) 357-6181

Fax: (214) 351-0194

www.peerlessmfg.com

or

Mr. Shawn Severson

The Blueshirt Group

Phone: (415) 489-2198

Email: Shawn@blueshirtgroup.com

Important Information for Investors and Stockholders

The information in this press release is not a substitute for the Registration Statement on Form S-4 that CECO filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 9, 2015, as may be amended, which included a prospectus with respect to shares of CECO common stock to be issued in the merger and a proxy statement of each of CECO and PMFG in connection with the merger between CECO and PMFG (the “Prospectus/Proxy Statement”). The Prospectus/Proxy Statement will be sent or given to the stockholders of CECO and PMFG when it becomes effective. CECO’s AND PMFG’s SECURITY HOLDERS ARE ADVISED TO READ THE PROSPECTUS/PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Prospectus/Proxy Statement and other documents that will be filed with the SEC by CECO and PMFG will be available without charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to (1) CECO Environmental Corp. by mail at 4625 Red Bank Road Suite 200, Cincinnati, Ohio 45227, Attention: Investor Relations, by telephone at 800-333-5475 or by going to CECO’s Investor page on its corporate website at www.cecoenviro.com; or (2) PMFG, Inc. by mail at 14651 North Dallas Parkway Suite 500, Dallas, Texas 75254, Attention: Investor Relations, by telephone at 877-879-7634, or by going to PMFG’s Investors page on its corporate website at www.pmfginc.com. A final proxy statement or proxy/prospectus statement will be mailed to stockholders of CECO and PMFG as of their respective record dates.

The information in this press release is neither an offer to sell nor the solicitation of an offer to sell, subscribe for or buy any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Proxy Solicitation

CECO and PMFG, and certain of their respective directors, executive officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of CECO is set forth in the proxy statement for CECO’s 2015 annual meeting of stockholders and CECO’s 10-K for the year ended December 31, 2014. Information about the directors and executive officers of PMFG is set forth in the proxy statement for PMFG’s 2014 annual meeting of shareholders and PMFG’s Form 10-K for the year ended June 28, 2014. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the prospectus/proxy statement for such proposed transactions.

Safe Harbor for Forward-Looking Statements

Any statements contained in this press release other than statements of historical fact, including statements about management’s beliefs and expectations of the proposed merger and related transactions and future results, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and should be evaluated accordingly. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “target,” “should,” “may,” “will” and similar expressions and their negative forms are intended to identify forward-looking statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include the ability to complete the proposed merger and related transactions between CECO and PMFG; the receipt of stockholder approvals; the availability of financing contemplated by the bank commitment obtained by CECO in connection with the proposed acquisition; the ability to successfully integrate CECO’s and PMFG’s operations, product lines, technologies and employees; the ability to realize revenue and customer growth opportunities, combined revenue goals, marketing and cost synergies from the proposed merger between CECO and PMFG in a timely manner or at all; factors related to the businesses of CECO and PMFG including economic, political and financial market conditions generally and economic conditions in CECO’s and PMFG’s target markets; dependence on fixed-price contracts and the risks associated with those contracts, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period-to-period due to cyclicality of the businesses; the effect of the merger and related transactions on each of CECO’s and PMFG’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; changes in or developments with respect to any litigation or investigation; unknown, underestimated or undisclosed commitments or liabilities; the potential for fluctuations in prices for manufactured components and raw materials; the potential impact of the announcement or consummation of the proposed transactions on the parties’ relationships with third parties, which may make it more difficult to maintain business and operational relationships; the substantial amount of debt expected to be incurred in connection with the proposed merger and CECO’s ability to repay or refinance it, incur additional debt in the future or obtain a certain debt coverage ratio; diversion of management time from each of CECO’s and PMFG’s ongoing operations; the impact of federal, state or local government regulations; and the effect of competition in the air pollution control and industrial ventilation industry.

These and other risks and uncertainties are discussed in more detail in CECO’s and PMFG’s current and future filings with the SEC, including CECO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 under the heading “Item 1A. Risk Factors,” which was filed with the SEC on March 18, 2015 and PMFG’s Annual Report on Form 10-K for the fiscal year ended June 28, 2014 under the heading “Item 1A. Risk Factors,” which was filed with the SEC on September 10, 2014. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only as of the date the statement is made. All forward-looking statements attributable to CECO or PMFG or persons acting on behalf of either CECO or PMFG are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and CECO’s and PMFG’s respective filings with the SEC. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, neither CECO nor PMFG undertakes any obligation to update or review any forward-looking statement or information, whether as a result of new information, future events or otherwise, except as required by law.